ALLEGHANY CORPORATION
7 Times Square Tower, 17th Floor
New York NY 10036
Contact: R.M. Hart
(212) 752-1356
FOR IMMEDIATE RELEASE
ALLEGHANY CORPORATION REPORTS 2009 RESULTS — STOCKHOLDERS’ EQUITY PER COMMON SHARE INCREASES 10.3 PERCENT SINCE 2008 YEAR END
          NEW YORK, NY, February 25, 2010 — Stockholders’ equity per common share of Alleghany Corporation (NYSE-Y) at December 31, 2009 was $306.71, an increase of 10.3% from stockholders’ equity per common share of $278.17 at December 31, 2008 (all as adjusted for the stock dividend declared in February 2009), Weston M. Hicks, President and chief executive officer of Alleghany, announced today. The increase in stockholders’ equity per common share primarily reflects strong earnings in 2009, partially offset by the dilutive effect of the mandatory conversion of all outstanding shares of Alleghany’s 5.75% Mandatory Convertible Preferred Stock on June 15, 2009, net of share repurchases during 2009. Consolidated cash and invested assets were approximately $4.45 billion at December 31, 2009, an increase of 3.6% from approximately $4.29 billion at December 31, 2008.
          Alleghany’s 2009 fourth quarter net earnings were $130.9 million, or $14.72 per common share (presented on a basic basis throughout), compared with net earnings of $38.5 million, or $4.06 per common share, in the fourth quarter of 2008. Alleghany’s net earnings in 2009 were $271.0 million, or $30.43 per common share, compared with net earnings of $148.0 million, or $15.42 per common share, in 2008. Net earnings amounts include the following components:

	Three months ended December 31				Year ended December 31
(in millions, except per	Amount		Per Share		Amount		Per Share
share amounts)	2009	2008	2009	2008	2009	2008	2009	2008
Net catastrophe (losses) after tax*	$1.6	$15.1	$0.18	$1.73	$(5.6)	$(66.0)	$(0.64)	$(7.78)
Net realized capital gains (losses) after tax	$75.7	$(21.1)	$8.50	$(2.52)	$208.3	$81.6	$23.93	$9.62
Other than temporary impairment (losses) after tax	$(0.4)	$(84.5)	$(0.04)	$(9.99)	$(55.9)	$(158.5)	$(6.42)	$(18.69)

*	Three month amounts reflect reserve releases by RSUI in the 2009 and 2008 fourth quarters which more than offset total catastrophe losses in such periods.
          A summary of Alleghany’s results for the three months and years ended December 31, 2009 and 2008 is as follows:

	Three months ended December 31			Year ended December 31
(in millions)	2009	2008	Change	2009	2008	Change

AIHL insurance group (1):
Underwriting profit (loss) (2)
RSUI	$73.5	$81.7	$(8.2)	$189.8	$137.6	$52.2
CATA	1.9	2.4	(0.5)	10.1	15.2	(5.1)
EDC	(5.2)	(21.0)	15.8	(70.7)	(60.9)	(9.8)
AIHL Re	—	—	—	—	0.2	(0.2)

	70.2	63.1	7.1	129.2	92.1	37.1
Net investment income	32.0	19.5	12.5	116.7	112.6	4.1
Net realized capital gains (losses)	30.4	(66.4)	96.8	119.8	(4.4)	124.2
Other than temporary impairment losses (3)	(0.6)	(129.7)	129.1	(85.9)	(244.0)	158.1
Other income, less other expenses	(10.3)	(7.1)	(3.2)	(42.2)	(31.4)	(10.8)

Total AIHL insurance group	121.7	(120.6)	242.3	237.6	(75.1)	312.7
Corporate activities (4)
Net investment income	2.3	5.1	(2.8)	(14.8)	17.6	(32.4)
Net realized capital gains	86.0	59.9	26.1	200.6	156.2	44.4
Other than temporary impairment losses (3)	—	—	—	—	—	—
Other income	1.5	1.0	0.5	1.7	1.7	—
Corporate administration and other expenses	12.6	11.5	(1.1)	29.1	38.7	9.6
Interest expense	0.1	0.2	0.1	0.6	0.7	0.1

Total	198.8	(66.3)	265.1	395.4	61.0	334.4
Income taxes	67.9	(12.1)	(80.0)	124.4	20.4	(104.0)

Earnings (losses) from continuing operations	130.9	(54.2)	185.1	271.0	40.6	230.4
Earnings from discontinued operations, net of tax (5)	—	92.7	(92.7)	—	107.4	(107.4)

Net earnings	$130.9	$38.5	$92.4	$271.0	$148.0	$123.0

(1)	Alleghany Insurance Holdings LLC (“AIHL”) the holding company for Alleghany’s property and casualty and surety insurance operating units consisting of RSUI Group, Inc. (“RSUI”), Capitol Transamerica Corporation and Platte River Insurance Company (collectively, “CATA”) and Employers Direct Corporation (“EDC”), as well as AIHL Re LLC (“AIHL Re”).

(2)	Represents net premiums earned less loss and loss adjustment expenses and commission, brokerage and other underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income, net realized capital gains, other-than-temporary impairment losses or other income, less other expenses. Please refer to “Comment on Regulation G” elsewhere herein.

(3)	Reflects impairment charges for unrealized losses related to AIHL’s investment portfolio that are required to be charged against earnings as realized losses.

(4)	Corporate activities consist of Alleghany Properties Holdings LLC, Alleghany’s investments in Homesite Group Incorporated and ORX Exploration, Inc., and corporate activities at the parent level.

(5)	Discontinued operations consist of the operations of Darwin Professional Underwriters, Inc. prior to its disposition in October 2008, net of minority interest expense and gain on disposition in 2008 for all periods presented.
          2009 fourth quarter results, compared with results of the corresponding 2008 period, primarily reflect:
•	an increase in earnings from continuing operations before income taxes at AIHL primarily due to a $129.1 million decrease in other-than-temporary impairment losses; an increase in net realized capital gains; a decrease in EDC’s underwriting loss, primarily reflecting no adverse reserve development in the 2009 fourth quarter, compared with $11.2 million of such development in the 2008 fourth quarter; and a decrease in RSUI’s underwriting profit, primarily reflecting lower net premiums earned; and

•	an increase in earnings from continuing operations before income taxes at Corporate activities primarily due to an increase in net realized capital gains, reflecting $85.5 million from sales of the common stock of Burlington Northern Santa Fe Corporation (“Burlington Northern”) in the 2009 fourth quarter, compared with $59.9 million from such sales in the corresponding 2008 period, partially offset by a decrease in net investment income, primarily reflecting losses related to Alleghany’s investment in ORX Exploration, Inc. (“ORX”), a regional gas and oil exploration and production company.
Results for the year ended 2009, compared with results for the corresponding 2008 period, primarily reflect:
•	an increase in earnings from continuing operations before income taxes at AIHL primarily due to a decrease in other-than-temporary impairment losses; an increase in net realized capital gains; and an increase in underwriting profit at RSUI, principally reflecting minimal catastrophe losses in 2009, compared with approximately $97.9 million of net catastrophe losses in 2008 (primarily related to third quarter hurricanes), partially offset by a decrease in RSUI’s net premiums earned primarily resulting from the impact of continuing competition; and

•	an increase in earnings from continuing operations before income taxes at Corporate activities primarily due to an increase in net realized capital gains, principally resulting from greater sales of Burlington Northern common stock in 2009 than 2008, partially offset by a decrease in net investment income, primarily reflecting $21.9 million of losses related to Alleghany’s investment in ORX, principally as a result of an asset impairment charge recognized by ORX in the 2009 third quarter as a result of low energy prices at year-end 2008.

          Mr. Hicks commented that “I am pleased that Alleghany has come through one of the most difficult economic environments since the Great Depression with a double-digit increase in stockholders’ equity per common share in 2009 and a 4.8% increase from year-end 2007, when the recent economic crisis began. In addition, we have emerged with a debt-free balance sheet and approximately $825 million of cash and marketable securities at the parent level and AIHL at December 31, 2009.”
          “Despite the impact of intense competition and the resulting decrease in net premiums earned, RSUI and CATA produced underwriting profits in the fourth quarter and the year ended 2009, with minimal catastrophe losses at RSUI also contributing to its favorable results. EDC’s results continued to be poor, reflecting a substantial decrease in net premiums earned as a result of EDC’s determination as of August 1, 2009 to cease soliciting new or renewal business on a direct basis in light of its inability to write business at rates it deemed adequate, as well as a $34.5 million reserve increase in the 2009 second quarter. EDC continues to evaluate its strategic options, including potentially re-emerging as an agency carrier at such time as it determines that rates have returned to adequate levels.”
          Information regarding the pre-tax results from continuing operations of AIHL’s operating units is attached as Exhibit A. During 2009, Alleghany purchased in the open market an aggregate of 295,463 shares of its common stock for approximately $75.9 million, at an average price per share of $256.73, and an aggregate of 442,998 shares of its 5.75% Mandatory Convertible Preferred Stock for approximately $117.4 million, at an average price per share of $264.92, pursuant to the previously announced authorization by its Board of Directors to repurchase up to $300.0 million of Alleghany’s common and preferred stock. On June 15, 2009, all outstanding shares of the 5.75% Mandatory Convertible Preferred Stock were mandatorily converted into shares of Alleghany common stock.

Each outstanding share of the 5.75% Mandatory Convertible Preferred Stock was automatically converted into 1.0139 shares of Alleghany common stock, and Alleghany issued approximately 698,009 shares of its common stock for the 688,621 shares of the 5.75% Mandatory Convertible Preferred Stock that were outstanding at the date of the mandatory conversion. As of February 24, 2010, Alleghany had 8,860,073 shares of its common stock outstanding, adjusted to reflect the common stock dividend declared in February 2009.
          Additional information regarding Alleghany’s 2009 results, including audited consolidated financial statements, as well as management discussion and analysis with respect to 2009 results, is contained in Alleghany’s Annual Report on Form 10-K for the year ended December 31, 2009, to be filed with the U.S. Securities and Exchange Commission on or about February 26, 2010. The Form 10-K will be available on Alleghany’s website at www.alleghany.com and on the Securities and Exchange Commission’s website at www.sec.gov. Readers are urged to review the Form 10-K for a more complete discussion of Alleghany’s financial performance.
Comment on Regulation G
          This press release includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP financial measures are included in Exhibit A of this press release. Throughout this press release Alleghany presents its operations in the way it believes will be most meaningful and useful to the investing public and others who use such information in evaluating Alleghany’s results.
          Alleghany shows earnings from continuing operations, before income taxes (a GAAP financial measure), as well as underwriting profit (a non-GAAP financial measure), which is earnings from continuing operations, before income taxes, adjusted to exclude the impact of net investment income, net realized capital gains and losses, and other income, less other expenses.

The presentation of underwriting profit is intended to enhance the understanding of AIHL’s insurance operating units’ operating results by highlighting earnings attributable to their underwriting performance. With respect to AIHL’s insurance operating units, earnings from continuing operations, before income taxes, may show a profit despite an underlying underwriting loss. If underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Investors should consider the non-GAAP measures contained herein in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.
# # #
Forward-looking Statements
          This release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are based upon Alleghany’s current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. These statements are not guarantees of future performance, and Alleghany has no specific intention to update these statements. The uncertainties and risks include, but are not limited to, risks relating to
•	significant weather-related or other natural or human-made catastrophes and disasters;

•	the cyclical nature of the property and casualty insurance industry;

•	adverse loss development for events insured by Alleghany’s insurance operating units in either the current year or prior years;

•	changes in market prices of our significant equity investments and changes in value of our debt securities portfolio;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s insurance operating units;

•	the cost and availability of reinsurance;

•	exposure to terrorist acts;

•	the willingness and ability of Alleghany’s insurance operating units’ reinsurers to pay reinsurance recoverables owed to such insurance operating units;

•	changes in the ratings assigned to Alleghany’s insurance operating units;

•	claims development and the process of estimating reserves;

•	legal and regulatory changes;

•	the uncertain nature of damage theories and loss amounts; and

•	increases in the levels of risk retention by Alleghany’s insurance operating units.
Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest or other external factors over which Alleghany has no control; and changes in Alleghany’s plans, strategies, objectives, expectations or intentions, which may happen at any time at Alleghany’s discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by Alleghany or on its behalf.

Exhibit A
AIHL Operating Unit Pre-Tax Results

(in millions, except ratios)	RSUI	AIHL Re	CATA	EDC	AIHL
Three months ended December 31, 2009

Gross premiums written	$215.3	—	$45.4	$6.6	$267.3
Net premiums written	121.3	—	43.1	6.1	170.5

Net premiums earned (1)	$153.5	—	$41.9	$9.4	$204.8
Loss and loss adjustment expenses	37.8	—	20.6	8.6	67.0
Commission, brokerage and other underwriting expenses (2)	42.2	—	19.4	6.0	67.6

Underwriting profit (loss) (3)	$73.5	—	$1.9	$(5.2)	$70.2

Net investment income (1)					32.0
Net realized capital gains (1)					30.4
Other than temporary impairment losses (1)					(0.6)
Other income (1)					0.2
Other expenses (2)					10.5

Earnings from continuing operations, before income taxes					$121.7

Loss ratio (4)	24.7%	—	49.1%	90.9%	32.7%
Expense ratio (5)	27.5%	—	46.3%	64.0%	33.0%

Combined ratio (6)	52.2%	—	95.4%	154.9%	65.7%

Three months ended December 31, 2008

Gross premiums written	$242.1	—	$43.4	$16.3	$301.8
Net premiums written	145.9	—	37.2	13.9	197.0

Net premiums earned (1)	$167.7	—	$44.9	$14.6	$227.2
Loss and loss adjustment expenses	42.9	—	20.7	27.0	90.6
Commission, brokerage and other underwriting expenses(2)	43.1	—	21.8	8.6	73.5

Underwriting profit (loss) (3)	$81.7	—	$2.4	$(21.0)	$63.1

Net investment income (1)					19.5
Net realized capital losses (1)					(66.4)
Other than temporary impairment losses (1)					(129.7)
Other income (1)					0.3
Other expenses (2)					7.4

Losses from continuing operations, before income taxes					$(120.6)

Loss ratio (4)	25.6%	—	46.2%	184.6%	39.9%
Expense ratio (5)	25.7%	—	48.5%	58.7%	32.3%

Combined ratio (6)	51.3%	—	94.7%	243.3%	72.2%

AIHL Operating Unit Pre-Tax Results

(in millions, except ratios)	RSUI	AIHL Re	CATA	EDC	AIHL
Year ended December 31, 2009

Gross premiums written	$1,033.4	—	$174.6	$51.1	$1,259.1
Net premiums written	621.1	—	165.3	44.4	830.8

Net premiums earned (1)	$633.4	—	$166.7	$44.9	$845.0
Loss and loss adjustment expenses	274.3	—	81.6	86.2	442.1
Commission, brokerage and other underwriting expenses (2)	169.3	—	75.0	29.4	273.7

Underwriting profit (loss) (3)	$189.8	—	$10.1	$(70.7)	$129.2

Net investment income (1)					116.7
Net realized capital gains (1)					119.8
Other than temporary impairment losses (1)					(85.9)
Other income (1)					1.3
Other expenses (2)					43.5

Earnings from continuing operations, before income taxes					$237.6

Loss ratio (4)	43.3%	—	48.9%	192.2%	52.3%
Expense ratio (5)	26.7%	—	45.0%	65.4%	32.4%

Combined ratio (6)	70.0%	—	93.9%	257.6%	84.7%

Year ended December 31, 2008

Gross premiums written	$1,055.4	$0.4	$207.9	$77.0	$1,340.7
Net premiums written	650.9	0.1	177.4	69.8	898.2

Net premiums earned (1)	$689.6	$0.2	$186.9	$72.0	$948.7
Loss and loss adjustment expenses	376.3	—	90.9	102.8	570.0
Commission, brokerage and other underwriting expenses (2)	175.7	—	80.8	30.1	286.6

Underwriting profit (loss) (3)	$137.6	$0.2	$15.2	$(60.9)	$92.1

Net investment income (1)					112.6
Net realized capital losses (1)					(4.4)
Other than temporary impairment losses (1)					(244.0)
Other income (1)					0.7
Other expenses (2)					32.1

Losses from continuing operations, before income taxes					$(75.1)

Loss ratio (4)	54.6%	—	48.6%	142.8%	60.1%
Expense ratio (5)	25.5%	22.8%	43.2%	41.8%	30.2%

Combined ratio (6)	80.1%	22.8%	91.8%	184.6%	90.3%

(1)	Represent components of total revenues.

(2)	Commission, brokerage and other underwriting expenses represent commission and brokerage expenses and that portion of salaries, administration and other operating expenses attributable to underwriting activities, whereas the remainder constitutes other expenses.

(3)	Represents net premiums earned less loss and loss adjustment expenses and commission, brokerage and other underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income and other income or net realized capital gains and other than temporary impairment losses. Underwriting profit does not replace net earnings determined in accordance with GAAP as a measure of profitability; rather, we believe that underwriting profit, which does not include net investment income and other income or net realized capital gains and other than temporary impairment losses, enhances the understanding of AIHL’s insurance operating units’ operating results by highlighting net earnings attributable to their underwriting performance. With the addition of net investment income, net realized capital gains, other than temporary impairment losses, other income and other expenses, reported pre-tax net earnings (a GAAP measure) may show a profit despite an underlying underwriting loss. Where underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Therefore, we view underwriting profit as an important measure in the overall evaluation of performance.

(4)	Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.

(5)	Commission, brokerage and other underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.

(6)	The sum of the loss ratio and expense ratio, all as determined in accordance with GAAP, representing the percentage of each premium dollar an insurance company has to spend on losses (including loss adjustment expenses) and commission, brokerage and other underwriting expenses.

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	THREE MONTHS ENDED 12/31/09			THREE MONTHS ENDED 12/31/08
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED

Revenues
Net premiums earned	$204,822	$0	$204,822	$227,228	$0	$227,228
Net investment income	32,045	2,333	34,378	19,523	5,050	24,573
Net realized capital gains (losses)	30,391	86,004	116,395	(66,433)	59,940	(6,493)
Other than temporary impairment losses	(579)	0	(579)	(129,710)	0	(129,710)
Other income	166	1,520	1,686	333	1,007	1,340

Total revenues	$266,845	$89,857	$356,702	$50,941	$65,997	$116,938

Costs and expenses
Loss and loss adjustment expenses	67,026	0	67,026	90,623	0	90,623
Commissions, brokerage and other underwriting expenses	67,596	0	67,596	73,473	0	73,473
Other operating expenses	10,476	914	11,390	7,480	897	8,377
Corporate administration	12	11,676	11,688	10	10,595	10,605
Interest expense	0	133	133	0	166	166

Total costs and expenses	$145,110	$12,723	$157,833	$171,586	$11,658	$183,244

Earnings (loss) from continuing operations, before income taxes	$121,735	$77,134	198,869	($120,645)	$54,339	(66,306)

Income taxes			67,933			(12,138)

Earnings (losses) from continuing operations			130,936			(54,168)

Discontinued operations
Earnings from discontinued operations			0			134,466
Income taxes			0			41,812

Earnings from discontinued operations, net of tax			0			92,654

Net earnings			$130,936			$38,486

Net earnings			$130,936			$38,486
Preferred dividends			0			4,303

Net earnings available to common stockholders			$130,936			$34,183

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	YEAR ENDED 12/31/09			YEAR ENDED 12/31/08
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED

Revenues
Net premiums earned	$845,015	$0	$845,015	$948,652	$0	$948,652
Net investment income	116,719	(14,770)	101,949	112,596	17,588	130,184
Net realized capital gains (losses)	119,763	200,626	320,389	(4,478)	156,191	151,713
Other than temporary impairment losses	(85,916)	0	(85,916)	(243,881)	0	(243,881)
Other income	1,300	1,655	2,955	697	1,735	2,432

Total revenues	$996,881	$187,511	$1,184,392	$813,586	$175,514	$989,100

Costs and expenses
Loss and loss adjustment expenses	442,104	0	442,104	570,019	0	570,019
Commissions, brokerage and other underwriting expenses	273,722	0	273,722	286,573	0	286,573
Other operating expenses	43,378	2,237	45,615	32,029	2,832	34,861
Corporate administration	47	26,891	26,938	86	35,809	35,895
Interest expense	0	633	633	0	700	700

Total costs and expenses	$759,251	$29,761	$789,012	$888,707	$39,341	$928,048

Earnings (loss) from continuing operations, before income taxes	$237,630	$157,750	$395,380	($75,121)	$136,173	$61,052

Income taxes			124,381			20,485

Earnings from continuing operations			270,999			40,567

Discontinued operations
Earnings from discontinued operations			0			164,193
Income taxes			0			56,789

Earnings from discontinued operations, net of tax			0			107,404

Net earnings			$270,999			$147,971

Net earnings			$270,999			$147,971
Preferred dividends			6,158			17,218

Net earnings available to common stockholders			$264,841			$130,753

ALLEGHANY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share amounts)

	December 31,	December 31,
	2009	2008

Assets
Investments
Available for sale securities at fair value:
Equity securities (cost: 2009 $530,945; 2008 $463,207)	$624,546	$629,518
Debt securities (amortized cost: 2009 $3,235,595; 2008 $2,781,829)	3,289,013	2,760,019
Short-term investments	262,903	636,197

	4,176,462	4,025,734
Other invested assets	238,227	250,407

Total investments	4,414,689	4,276,141

Cash	32,526	18,125
Premium balances receivable	145,992	154,022
Reinsurance recoverables	976,172	1,056,438
Ceded unearned premium reserves	160,713	185,402
Deferred acquisition costs	71,098	71,753
Property and equipment at cost, net of accumulated depreciation and amortization	20,097	23,310
Goodwill and other intangibles, net of amortization	145,667	151,223
Current taxes receivable	—	14,338
Net deferred tax assets	124,266	130,293
Other assets	101,550	100,783

	$6,192,770	$6,181,828

Liabilities and Stockholders’ Equity
Losses and loss adjustment expenses	$2,520,979	$2,578,590
Unearned premiums	573,906	614,067
Reinsurance payable	51,795	53,541
Current taxes payable	3,827	—
Other liabilities	324,742	288,941

Total liabilities	3,475,249	3,535,139

Preferred stock (shares authorized: 2009 - none; 2008 - 1,132,000; issued and outstanding 2009 - none; 2008 - 1,131,619)	—	299,429
Common stock (shares authorized: 2009 and 2008 - 22,000,000; issued and outstanding 2009 - 9,118,367; 2008 - 8,516,270)	9,118	8,349
Contributed capital	921,225	742,863
Accumulated other comprehensive income	94,045	87,249
Treasury stock, at cost (2009 - 258,013 shares; 2008 - 76,513)	(66,325)	(24,290)
Retained earnings	1,759,458	1,533,089

Total stockholders’ equity	2,717,521	2,646,689

	$6,192,770	$6,181,828

Shares of Common Stock Outstanding *	8,860,354	8,438,226

*	Adjusted to reflect the common stock dividend declared in February 2009.